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UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: October 28, 2002

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State of Incorporation)	1-13374 (Commission File Number)	33-0580106 (IRS Employer Identification No.)
220 West Crest Street, Escondido, California 92025 (Address of principal executive offices) (Zip Code)

(760) 741-2111
Registrant's telephone number, including area code

None
Former name or former address, if changed since last report

Item 5. Other Events.

        On October 28, 2002, Realty Income Corporation (the "Company") entered into a new $250 million, three-year, revolving, unsecured credit facility, which expires in October 2005.

        Simultaneously with the execution of the $250 million credit facility, the Company's $200 million acquisition credit facility and $25 million credit facility were cancelled.

Item 7. Exhibits.

        99            Press release announcing the Company's new $250 million credit facility.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2002

REALTY INCOME CORPORATION
By:	/s/ MICHAEL R. PFEIFFER Name: Michael R. Pfeiffer Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99	Press release announcing the Company's new $250 million credit facility.

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SIGNATURE
EXHIBIT INDEX